UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2024

SKYLINE BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	333-209052 (Commission File Number)	47-5486027 (I.R.S. Employer Identification No.)

101 Jacksonville Circle Floyd, Virginia (Address of principal executive offices)	24091 (Zip Code)

Registrant’s telephone number, including area code: (540) 745-4191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 16, 2024, Skyline Bankshares, Inc. (the “Company”), Skyline National Bank, a wholly-owned bank subsidiary of the Company (the “Bank”), Skyline Merger Sub, Inc., also a wholly-owned subsidiary of the Company (the “Merger Sub”) and Johnson County Bank (“JCB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company will acquire JCB. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into JCB, with JCB surviving as a wholly-owned subsidiary of the Company (the “Merger”) and thereafter JCB will merge with and into the Bank (the “Bank Merger” and, together with the Merger, the “Mergers”), with the Bank as the surviving bank. The Merger Agreement was unanimously approved and adopted by the Boards of Directors of each of the Company and JCB.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of JCB common stock will be converted into the right to receive an amount in cash equal to $25.0 million divided by the number of then outstanding shares of JCB common stock (the “Merger Consideration”). The Merger Consideration represents $312.50 per share of JCB common stock, based on the number of shares of JCB common stock outstanding on April 16, 2024. The amount of Merger Consideration is subject to adjustment based on JCB’s total shareholders’ equity as of the month-end prior to the Effective Time, calculated in accordance with the Merger Agreement.

At the Effective Time, one director of JCB will be appointed to the Board of Directors of the Company and the Bank. The Company currently expects that director will be Chris D. Reece, the Chief Executive Officer of JCB.

In connection with the execution of the Merger Agreement, all of the directors of JCB entered into support and non-competition agreements with the Company pursuant to which such individuals, in their capacities as shareholders of JCB, have agreed, among other things, to vote their respective shares of common stock in favor of the approval of the Merger and to certain non-competition and non-solicitation covenants. The form of the support and non-competition agreement is included in Exhibit 2.1 to this report as an exhibit to the Merger Agreement and is incorporated herein by reference.

The Merger Agreement contains customary representations, warranties and covenants of each of the Company and the Bank and JCB. The completion of the Mergers are subject to various closing conditions, including obtaining the requisite approvals of JCB’s shareholders under the Merger Agreement and receiving the required regulatory approvals. JCB has also agreed to customary non-solicitation covenants relating to alternative acquisition proposals. The Merger Agreement also provides that, upon termination of the Merger Agreement under specified circumstances, JCB may be required to pay to the Company a termination fee of $1.0 million.

Subject to the satisfaction or waiver of the various conditions for closing, the parties anticipate completing the Mergers in the second half of 2024.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to waivers or other limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or JCB their respective affiliates or their respective businesses.

Caution Regarding Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. These include statements as to the benefits of the Mergers, including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Mergers as well as other statements of expectations regarding the Mergers and any other statements regarding future results or expectations. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company and JCB, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. The companies’ respective ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and JCB and their respective subsidiaries include, but are not limited to the ability to obtain required regulatory and shareholder approvals and meet other closing conditions to the transaction; the ability to complete the Mergers as expected and within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the Mergers; the ability to implement integration plans associated with the transaction, which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the Mergers within the expected timeframe, or at all; changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including real estate values and collateral values; deposit flow; the impact of competition from traditional or new sources; and the other factors detailed in the Company’s publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2023. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company and JCB assume no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this report.

Item 8.01	Other Events.

On April 17, 2024, the Company and JCB issued a joint press release announcing that the parties have entered into the Merger Agreement. The joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 16, 2024, by and among Skyline Bankshares, Inc., Skyline National Bank, Skyline Merger Sub, Inc. and Johnson County Bank*

99.1	Joint Press Release, dated April 17, 2024

104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the inline XBRL document

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE BANKSHARES, INC.
(Registrant)

Date: April 17, 2024	By:	/s/ Blake M. Edwards
Blake M. Edwards
President and Chief Executive Officer